Ingenium Capital Corp. Announces Confirmation of Name & Symbol Change


Las Vegas, Nevada - March 1, 2006-  Ingenium Capital Corp. (OTCBB:IGCX - News)


NASDAQ has confirmed the name and symbol change to take effect today. Ingenium Capital Corp. (IGCX) has now had the name changed to Nitro Petroleum, Inc. (OTCBB:NPTR). This change accurately reflects the nature of the company business of oil & gas exploration & development.

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications which may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above.


Andrea Bleasdale
Investor Relations
Nitro Petroleum, Inc.
(250) 487-8764
www.nitropetroleum.com